Exhibit 10.57

PROMISSORY NOTE

(this “Note”)

$2,750,000.00

April 18, 2024

FOR VALUE RECEIVED, SPAR Marketing Force, Inc., a Nevada corporation (“Maker”), promises to pay to the order of Richard Justus, a Florida resident, or his successors and assigns (“Payee”), the principal sum of Two Million Seven Hundred Fifty Thousand and No/100 Dollars ($2,750,000.00) (the “Principal Amount”), plus interest on the unpaid principal balance, from the date of advance hereunder until paid in full, at the interest rate set forth below.

1.	Definitions.

a.	“Maturity Date” shall mean June 30, 2029.
b.	“Payment Date” shall mean the corresponding date to each payment set forth in the chart below
c.	"SPA" shall mean that certain Securities Purchase Agreement, dated as of April 18, 2024, by and between Maker and Payee.

2.	Interest Rate. The per annum interest rate payable on this Note shall at all times be equal to a per annum interest rate of 4.3%.

3.	Payments. The payments under this Note shall be made as follows:

a.	From the date hereof and continuing through and until June 30, 2029, Maker shall pay Payee the following amounts plus the applicable interest for such year:

Date	Amount
Six (6) months following the Closing Date of the SPA	$250,000
June 30, 2025	$500,000
June 30, 2026	$500,000
June 30, 2027	$500,000
June 30, 2028	$500,000
June 30, 2029	$500,000

b.

On the Maturity Date, the entire unpaid Principal Amount, together with all accrued and unpaid interest thereon and all other sums payable hereunder, shall mature and be due and payable in full to Payee.

c.	Interest shall be calculated based upon a 360-day year.

d.

All payments of principal and interest and any other charges due hereunder shall be payable to Payee through any recognized means designated by Payee, including, without limitation, electronic transfer and/or debit.

4.	Prepayment. This Note may be prepaid at any time without penalty. Each partial prepayment shall be applied in the order set forth in Section 7.

5.	Late Charges. The Maker agrees to pay a late charge equal to five percent (5%) of each installment due that is not paid within five (5) days of the date on which it is due.

6.

Collection Costs. Maker agrees to pay all costs, including reasonable attorneys’ fees, whether suit be brought or not, including any such costs incurred on appeal from the decision of any trial court, if an Event of Default occurs or payment of the amounts due hereunder are not paid on the Maturity Date and Holder is required to employ counsel to collect this Note.

7.

Application of Payments. All payments (including prepayments) hereunder shall be applied first to the Payee’s cost and expenses associated with the collection of any amounts due hereunder, if any, then to fees authorized hereunder, then to interest, and then to the principal amount outstanding.

8.

Default. In the event that (i) this Note or any installment of principal or interest due hereunder shall not be paid when due; (ii) any other default be made under this Note or the SPA, which default shall not be cured within ten (10) days after Maker is given written notice thereof; (iii) the undersigned or a corporate parent thereof (A) shall enter into an assignment for the benefit of creditors, (B) shall file a voluntary petition in bankruptcy, or be adjudicated as bankrupt or insolvent, (C) shall file a petition or answer seeking any arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, (D) shall file any answer admitting, or fail to deny, the material allegations of any petition filed against him for any such relief, (E) shall seek or consent to, or acquiesce in, the appointment of any trustee or receiver for himself or any substantial part of his property, (F) should an involuntary bankruptcy be filed against the Maker that is not dismissed within fifteen (15) business days of the filing thereof; or (iv) any material adverse change (as determined by the Payee in the reasonable exercise of its discretion) occurs with respect to the management, business, or operations of the Maker (each of the foregoing, an “Event of Default”), the Payee may, at his option, declare all amounts due under this Note (including, without limitation, all accrued unpaid interest and principal) to be immediately due and payable in full, whereupon (1) the Note shall immediately mature and become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker, and (2) interest shall thereafter accrue on the principal amount outstanding at the highest rate allowable under applicable law.

9.

Waiver; No Release; Remedies Cumulative. Presentment, demand, notice of dishonor, notice of protest and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns. No release of any person liable for the indebtedness evidenced hereby, and no release of any security for the indebtedness evidenced by this Note, or any portion thereof, and no extension, alteration, amendment, subordination or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of Maker or any other person now or hereafter liable under this Note. The remedies provided to Payee in this Note shall be cumulative and concurrent, and shall be in addition to every other right or remedy now or hereafter provided by law or equity.

10.

Legal Rate of Interest. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Amount at a rate in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note, Maker at any time is required or obligated to pay interest on the Principal Amount at a rate in excess of such maximum rate, then the rate of interest hereunder shall be deemed to be reduced immediately and automatically to such maximum rate, interest payable hereunder shall be computed at such maximum rate and any prior interest payment made in excess of such maximum rate shall be immediately and automatically applied to, and shall be deemed to have been payment made in reduction of, the Principal Amount.

11.

Captions. The captions and headings set forth in this Note are for convenience purposes only and shall not limit, define or otherwise have any effect on the interpretation of the agreements and understandings set forth herein.

12.

Relationship of Parties. Payee shall in no event be construed for any purpose to be a partner, joint venturer or associate of Maker, or of any lessee, operator, concessionaire or licensee of Maker, in the conduct of its business.

13.

Modification. This Note may not be modified, amended, discharged or waived orally, but only by an agreement in writing signed by the party against whom such modification, amendment, discharge or waiver is sought to be enforced.

14.

Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15.

Governing Law, Jurisdiction and Venue. This Note and the rights hereunder shall be interpreted and enforced in accordance with and governed by the laws of the State of Florida, other than its laws respecting the choice of law. The parties each hereby submit to jurisdiction in Florida for the enforcement of this Note and hereby waive any and all personal rights under the laws of Florida to object to jurisdiction within the state for purposes of litigation to enforce this Note. The parties consent to exclusive jurisdiction and venue in the courts having jurisdiction over Duval County, Florida in connection with any action, suit, or other proceeding arising from, relating to, or in any way connected with this Note. Each party agrees that it will not assert in any such action, suit, or proceeding that it is not personally subject to the jurisdiction of such court, that the action, suit, or proceeding is brought in an inconvenient forum, and/or that the venue of the action, suit, or proceeding is improper.

17.

Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND MAKER WISHES 3 APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), MAKER DESIRES THAT ANY DISPUTES ARISING FROM THIS NOTE BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, MAKER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN MAKER AND PAYEE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS NOTE.

18.

Remedies Cumulative. The remedies of the Payee as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Payee and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Payee, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Payee, and then only to the extent specifically recited therein.

19.	Time. It is hereby agreed that time is of the essence of this Note.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed as of the date and year first above written.

MAKER:

SPAR MARKETING FORCE, INC.

By: /s/ Michale Matacunas

Name: Michael Matacunas

Title: President

[Signature Page to Promissory Note]